EXHIBIT 99

News Release

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
   Houston, Texas 77056 (713) 621-7800
ROWAN REPORTS SECOND QUARTER 2009 OPERATING RESULTS

FOR IMMEDIATE RELEASE                                                                                                                                            August 4, 2009

HOUSTON, TEXAS – For the three months ended June 30, 2009, Rowan Companies, Inc. (RDC – NYSE) generated net income of $96.6 million or $0.85 per share, compared to $120.6 million or $1.06 per share in the second quarter of 2008 and $131.7 million or $1.16 per share in the first quarter of 2009.  Revenues were $482.2 million in the second quarter of 2009, compared to $587.1 million in the second quarter of 2008 and $494.8 million in the first quarter of 2009.

The second quarter results included an $8.0 million or $0.07 per share tax benefit related to a recent tax court ruling which provides that certain foreign-source income is not taxable in the US.  The prior periods included gains on asset disposals of $1.5 million or $0.01 per share during the second quarter of 2008 and $4.7 million or $0.02 per share in the first quarter of 2009.  There were no significant asset disposals in the second quarter of 2009.

Rowan’s drilling operations generated revenues of $320.8 million in the second quarter of 2009, down by 13% from the prior-year quarter and by 16% from the first quarter of 2009 due primarily to lower rig utilization.  The Company’s income from drilling operations was $127.9 million in the second quarter of 2009, or 40% of drilling revenues, down by 19% from the prior-year quarter and by 32% from the first quarter of 2009.

The Company’s manufacturing operations generated external revenues of $161.4 million in the second quarter of 2009, down by 27% from the prior-year quarter but up by 41% over the first quarter of 2009.  Income from manufacturing operations was $2.7 million in the second quarter of 2009, or 2% of revenues, down by 89% from the prior-year quarter and by 76% from the first quarter of 2009.

Matt Ralls, President and Chief Executive Officer, commented, “Despite continued weakness in worldwide jack-up markets, our contract backlog and heightened focus on cost reduction contributed to a solid performance from our drilling operations during the second quarter.  Our manufacturing operations showed sequential top-line growth, but margins were adversely affected by the mix of sales and warranty cost accruals related to certain drilling products.  Regarding the latter, we are committed to ensuring that all LeTourneau products meet our proven standards for reliability and performance.

“Looking forward, we expect that excess rig capacity will continue to put downward pressure on day rates.  Though we are seeing signs of a pick-up in drilling demand in certain areas, there are still more available rigs than drilling tenders.  Nonetheless, we continue to believe that the quality of our rigs and our operational reputation will enable us to maintain above-average utilization and day rates for our available jack-ups.  Rowan has weathered many down cycles in our 86-year history, and our strong liquidity following our recent note offering puts us in an excellent position to get through this one.  We remain very confident in the long-term prospects for offshore drilling in general and for jack-ups in particular.”

Rowan will conduct its earnings conference call on Tuesday, August 4, 2009, at 10:00 a.m. Central Daylight Time.  Interested parties are invited to listen to the call by telephone or over the Internet.  Individuals who wish to participate on the conference call by telephone can dial (877) 869-3847, or internationally (201) 689-8261.  Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan’s website at www.rowancompanies.com.  You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  Contact: Suzanne M. McLeod, Director of Investor Relations, 713-960-7517.  Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	JUNE 30,	DECEMBER 31,
	2009	2008

ASSETS

Cash and cash equivalents	$213.8	$222.4
Accounts receivable	368.1	485.0
Inventories	522.0	551.4
Other current assets	141.8	110.4
Total current assets	1,245.7	1,369.2
Property, plant and equipment - net	3,327.9	3,147.5
Other assets	25.4	32.2
TOTAL	$4,599.0	$4,548.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	119.2	235.0
Other current liabilities	356.4	444.7
Total current liabilities	540.5	744.6
Long-term debt	323.1	355.6
Other liabilities	838.0	788.9
Stockholders' equity	2,897.4	2,659.8
TOTAL	$4,599.0	$4,548.9

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30		ENDED JUNE 30
	2009	2008	2009	2008

REVENUES	$482.2	$587.1	$977.0	$1,072.6

COSTS AND EXPENSES:
Operations (excluding items shown below)	284.2	342.7	520.4	625.4
Depreciation and amortization	42.6	33.5	83.1	66.6
Selling, general and administrative	24.7	30.7	49.3	58.1
Loss (gain) on sale of property and equipment	0.1	(1.5)	(4.6)	(6.9)
Total	351.6	405.4	648.2	743.2
INCOME FROM OPERATIONS	130.6	181.7	328.8	329.4
Net interest and other income	2.5	2.1	3.9	4.9
INCOME BEFORE INCOME TAXES	133.1	183.8	332.7	334.3
Provision for income taxes	36.5	63.2	104.4	115.1
NET INCOME	$96.6	$120.6	$228.3	$219.2

NET INCOME PER DILUTED SHARE	$0.85	$1.06	$2.01	$1.94

AVERAGE DILUTED SHARES	113.6	113.8	113.4	113.3

NOTE: See pages 6 and 7 for supplemental operating information.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	SIX MONTHS
	ENDED JUNE 30
	2009	2008
CASH PROVIDED BY (USED IN):
Operations:
Net income	$228.3	$219.2
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	83.1	66.6
Deferred income taxes	42.2	28.1
Gain on disposals of assets	(4.6)	(6.9)
Other - net	11.0	6.9
Net changes in current assets and liabilities	(133.1)	(135.0)
Net changes in other noncurrent assets and liabilities	(2.0)	(14.3)
Net cash provided by operations	224.9	164.6

Investing activities:
Property, plant and equipment additions	(210.3)	(319.1)
Proceeds from disposals of property, plant and equipment	5.5	19.2
Decrease in restricted cash balance	-	50.0
Net cash used in investing activities	(204.8)	(249.9)

Financing activities:
Repayments of borrowings	(32.5)	(32.5)
Payment of cash dividends	-	(22.3)
Proceeds from equity compensation plans and other	3.8	34.7
Net cash used in financing activities	(28.7)	(20.1)

DECREASE IN CASH AND CASH EQUIVALENTS	(8.6)	(105.4)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	222.4	284.5
CASH AND CASH EQUIVALENTS, END OF PERIOD	$213.8	$179.1

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	June 30, 2009				March 31, 2009				June 30, 2008
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$ (b)	% Revs.

DRILLING OPERATIONS:
Revenues	$ 320.8		$ 320.8	100	$ 380.4		$ 380.4	100	$ 367.4	100
Operating costs (excluding items shown below)	(137.1)	$ 0.3	(136.8)	(43)	(146.6)	$ 1.2	(145.4)	(38)	(163.3)	(44)
Depreciation and amortization expense	(38.7)		(38.7)	(12)	(36.8)		(36.8)	(10)	(29.7)	(8)
Selling, general and administrative expenses (c)	(17.4)		(17.4)	(5)	(15.8)		(15.8)	(4)	(17.9)	(5)
Gain on sale of property and equipment	-		-	-	4.7		4.7	1	1.5	0
Income from operations	$ 127.6	$ 0.3	$ 127.9	40	$ 185.9	$ 1.2	$ 187.1	49	$ 158.0	43
EBITDA (d)	$ 166.3	$ 0.3	$ 166.6	52	$ 218.0	$ 1.2	$ 219.2	58	$ 186.2	51

OFFSHORE RIG DAYS:
Operating			1,561				1,841		1,840
Available			2,002				1,980		1,911
Utilization			78%				93%		96%

LAND RIG DAYS:
Operating			1,721				2,055		2,604
Available			2,849				2,766		2,672
Utilization			60%				74%		97%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$ 150.4				$ 155.5		$ 126.6
Middle East rigs			144.7				150.1		153.5
North Sea rigs			285.4				279.8		225.1
All offshore rigs			177.2				173.6		161.6
Land rigs			22.4				25.5		22.6

(a) Amounts include intercompany transactions between drilling and manufacturing operations.
(b) Amounts exclude intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation and any loss on sale of property and equipment, less any gain on sale.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	June 30, 2009							March 31, 2009							June 30, 2008
	$	(a )	% Revs.	Elims.	$	(b )	% Revs.	$	(a )	% Revs.	Elims.	$	(b )	% Revs.	$	(b )	% Revs.

MANUFACTURING OPERATIONS:
Revenues		$196.5	100	$(35.1)		$161.4	100		$187.9	100	$(73.5)		$114.4	100		$219.7	100
Operating costs (excluding items shown below)		(172.6)	(88)	25.2		(147.4)	(91)		(143.8)	(77)	53.0		(90.8)	(79)		(179.4)	(82)
Depreciation and amortization expense		(3.9)	(2)			(3.9)	(2)		(3.7)	(2)			(3.7)	(3)		(3.8)	(2)
Selling, general and administrative expenses (c)		(7.3)	(4)			(7.3)	(5)		(8.8)	(5)			(8.8)	(8)		(12.8)	(6)
Gain (loss) on sale of property and equipment		(0.1)	(0)			(0.1)	(0)		-	-			-	-		-	-
Income from operations		$12.6	6	$(9.9)		$2.7	2		$31.6	17	$(20.5)		$11.1	10		$23.7	11
EBITDA (d)		$16.6	8	$(9.9)		$6.7	4		$35.3	19	$(20.5)		$14.8	13		$27.5	13

REVENUES:
Drilling Products and Systems		$141.9	72	$(35.1)		$106.8	66		$144.6	77	$(73.5)		$71.1	62		$158.2	72
Mining, Forestry and Steel Products		54.6	28	-		54.6	34		43.3	23	-		43.3	38		61.5	28
Total		$196.5	100	$(35.1)		$161.4	100		$187.9	100	$(73.5)		$114.4	100		$219.7	100

MANUFACTURING BACKLOG:
Drilling Products and Systems		$914.0		$(424.4)		$489.6			$994.8		$(448.9)		$545.9			$282.0
Mining, Forestry and Steel Products		28.2		-		28.2			47.5		-		47.5			75.4
Total		$942.2		$(424.4)		$517.8			$1,042.3		$(448.9)		$593.4			$357.4

(a) Amounts include intercompany transactions between manufacturing and drilling operations.
(b) Amounts exclude intercompany transactions.
(c) Amounts include corporate SG&A costs that are allocated between operating segments.
(d) EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation and any loss on sale of property and equipment, less any gain on sale.